China Information Technology, Inc.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

SHARES

CUSIP NO.

PAR VALUE $ 0.01
ORDINARY SHARES

THIS CERTIFIES THAT

Is The Registered Holder Of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF PAR VALUE $ 0.01 EACH OF

China Information Technology, Inc.

SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, TRANSFERABLE IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE COMPANY AND THE FACSIMILE SIGNATURE OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

15500 Roosevelt BLVD, Suite 301, Clearwater Fl 33760
727.289.0010

Jiang Huai Lin
Director

China Information Technology, Inc.
Corporate
Seal
British Virgin Islands